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                                                                     EXHIBIT 3.3

                          AMENDED AND RESTATED CHARTER
                                       OF
                          TOTAL EMED OF TENNESSEE, INC.

     Pursuant to Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby certifies that:

     1. The.name of the corporation is Total eMed of Tennessee, Inc.

     2. The Amended and Restated Charter restates and further amends the charter of the corporation. The Amended and Restated Charter was duly adopted by written consent of the Board of Directors and Shareholder of the corporation dated January 4, 2000.

     3. The text of the Charter of the corporation is hereby restated and further amended to read in its entirety as follows:

                            [CONTINUED ON NEXT PAGE]

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                          AMENDED AND RESTATED CHARTER
                                       OF
                          TOTAL EMED OF TENNESSEE, INC.

     1. The name of the corporation is Total eMed of Tennessee, Inc.

     2. The corporation's registered office is located at 5301 Virginia Way, Suite 250, Brentwood, Tennessee 37027, County of Williamson. The registered agent at that office is Ted S. MacDonald.

     3. The address of the principal office of the corporation shall be 5301 Virginia Way, Suite 250, Brentwood, Tennessee 37027, County of Williamson.

     4. The corporation is for profit.

     5. The corporation is authorized to issue One Thousand (1,000) shares of common stock, no par value.

     6. The business and affairs of the corporation shall be managed by a Board of Directors:

     a. The number of directors and their term shall be specified in the By-laws of the corporation;

     b. Whenever the Board of Directors is required or permitted to take any action by vote, such actions may be taken without a meeting on written consent setting forth the action so taken, signed by all of the directors, indicating each signing director's vote or abstention. The affirmative vote of the number of directors that would be necessary to authorize or to take such action at a meeting is an act of the Board of Directors;

     c. Any or all of the directors may be removed with cause by a majority vote of the entire Board of Directors.

     7. To the fullest extent permitted by the Tennessee Business Corporation Act as the same may be amended from time to time, a director, officer or incorporator of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty in such capacity. If the Tennessee Business Corporation Act is amended, after approval by the shareholders of this provision, to authorize corporate action further eliminating or limiting the personal liability of a director, officer or incorporator then the liability of a director, officer or incorporator of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Section 8 by the shareholders of the corporation shall not adversely affect any right or protection of a dirertor, officer or incorporator of the corporation

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existing at the time of such repeal or modification or with-resoect to events occurring prior to such time.

     8. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action. suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or incorporator of the corporation or is or was serving at the request of the corporation as a director, officer, manager or incorporator of another corporation, or of a partnership, limited liability company. joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or incorporator or in any other capacity while serving as a director. officer or incorporator, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Tennessee Business Corporation Act, as the same may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment). against all expense, liability and loss (including but not limited to counsel fees, judgments, fines. ERISA, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer or incorporator and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section 9 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses'); provided, however, that an advancement of expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 9 or otherwise. the Indemnitee furnishes the corporation with a written affirmation of his or her good faith belief that he or she has met the stz..dards for indemnification-under-the-Tennessee-Business Corporation Act, and-a-determination- is made that the facts then known to those making the determination would not preclude indemnification.

     The corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as to a director by specific action of the corporation's Board of Directors or by contract.

     The rights to indemnification and to the advancement of expenses conferred in this Section 9 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Charter, Bylaw, agreement, vote of stockholders or disinterested dirrectors or otherwise, and the corporation is hereby permitted to grant additional rights to indemnification and advancement of expenses to the fullest extent permitted by law, by resolution of directors, or an agreement providing for such rights.

     The corporation may maintain insurance, at its expense, to protect itself and any director, officers, employee or agent of the corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss,

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whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

     Dated this 4th day of January, 2000.

                                        TOTAL EMED OF TENNESSEE, INC.


                                        By: /s/ Ted S. MacDonald
                                            ------------------------------------
                                            Ted S. MacDonald,
                                            SENIOR VICE-PRESIDENT AND SECRETARY

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                      ARTICLES OF AMENDMENT TO THE CHARTER
                                       OF
                          TOTAL EMED OF TENNESSEE, INC.

     Pursuant to the provisions of Section 48-20-103 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

     1.   The name of the corporation is: Total eMed of Tennessee, Inc.

     2.   The text of each amendment adopted is:

          Article I is deleted in its entirety and replaced with the following:

               "1.  The name of the corporation is Spheris Operations Inc."

     3. The amendment was duly adopted by the board of directors and the sole shareholder of the corporation as of October 23, 2003.

     Date: November 13, 2003.

                                        TOTAL EMED OF TENNESSEE, INC.


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Name: Gregory T. Stevens, Esq.
                                        Title: Chief Administrative Officer and
                                               Secretary